EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-85842 and No. 333-140992) on Form S-8 of our report dated June 20, 2011, appearing in this annual report on Form 11-K  of the Crown Cork & Seal Company, Inc. Retirement Thrift Plan for the year ended December 31, 2010.

ParenteBeard LLC
Philadelphia, Pennsylvania
June 20, 2011